                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)


Filed by the Registrant [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            LOGAN INTERNATIONAL CORP.
--------------------------------------------------------------------------------
                (Names of Registrant as Specified in Its Charter)


    (Names of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act rules 14a-6(i)(4) and 0-11.

        1) Title of each class of securities to which transaction applies:

           --------------------------------------------------------------------

        2) Aggregate number of securities to which transaction applies:

           --------------------------------------------------------------------

        3) Per unit price or other underlying value of transaction computes pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

           --------------------------------------------------------------------

        4) Proposed maximum aggregate value of transaction:

           --------------------------------------------------------------------

        5) Total fee paid:

           --------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1) Amount Previously Paid:
                                  ---------------------------------------------

        2) Form, Schedule or Registration Statement No.:
                                                        -----------------------

        3) Filing Party:
                        -------------------------------------------------------

        4) Date Filed:
                      ---------------------------------------------------------

                            LOGAN INTERNATIONAL CORP.
                                 6 Cours de Rive
                            1211 Geneva, Switzerland

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of
Logan International Corp.:

        Notice is hereby given that the Annual Meeting of Shareholders of Logan International Corp., a Washington corporation (the "Company"), will be held at 6 Cours de Rive, Third Floor, 1211 Geneva, Switzerland, at 8:00 a.m., Central European Time, July 14, 1999, for the following purposes:

        1.      To elect one (1) Director of the Company.

        2. To vote on a proposal to amend the Company's Articles of Incorporation to effect a one for three reverse stock split.

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

        The Directors have fixed the close of business on May 21, 1999, as the record date for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting.

                                    By Order of the Board of Directors,




                                    Michael J. Smith
                                    President


June 9, 1999

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE. INSTRUCTIONS FOR THE PROPER EXECUTION OF PROXIES ARE SET FORTH IN THE PROXY STATEMENT.

                            LOGAN INTERNATIONAL CORP.

                                 PROXY STATEMENT

        This statement is furnished in connection with the solicitation by the management of Logan International Corp. (the "Company") of proxies for use at the Annual Meeting of Shareholders to be held at 6 Cours de Rive, Third Floor, 1211 Geneva, Switzerland, on July 14, 1999, and any adjournments thereof. If the Proxy is properly executed and received by the Company prior to the meeting or any adjournment thereof, the shares of common stock, $.01 par value per share (the "Common Shares") or 5% Cumulative Voting Preferred Stock, Series B, $.01 par value per share (the "Preferred Shares"), represented by your Proxy will be voted in the manner directed. In the absence of voting instructions, the Common Shares and Preferred Shares (together, the "Shares") will be voted for the nominee for director and for the proposal to effect a one for three reverse stock split. The Proxy may be revoked at any time prior to its use by filing a written notice of revocation of Proxy or a Proxy bearing a date later than the date of the Proxy with the Secretary of the Company, Mr. Rene Randall, c/o 6 Rue Charles-Bonnet, 1206 Geneve, Switzerland. You also may revoke your Proxy in person at the meeting. If you attend the meeting and have submitted a Proxy, you need not revoke your Proxy and vote in person unless you elect to do so. The Proxy Statement and form of Proxy are being mailed to Shareholders commencing on or about June 18, 1999.

        The holders of one-third of the Shares outstanding and entitled to vote at the Annual Meeting must be present in person or represented by proxy in order for a quorum to be present. Under applicable Washington law, abstentions and broker non-votes will be counted for purposes of establishing a quorum, but will have no effect on the vote on the election of the nominee for director. Abstentions and broker non-votes will have the effect of a "no" vote on the proposal to effect the one for three reverse stock split.

        Proxies will be solicited primarily by mail and may also be solicited personally and by telephone by directors, officers and regular employees of the Company without additional remuneration therefor. The Company also may reimburse banks, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses in forwarding Proxies and Proxy materials to the beneficial owners of the Shares. All costs of solicitation of Proxies will be borne by the Company. The Company does not presently intend to employ any other party to assist in the solicitation process.

        The close of business on May 21, 1999, has been fixed as the record date (the "Record Date") for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting.

        On the Record Date, there were 10,837,808 Common Shares and 60,000 Preferred Shares issued and outstanding. Each Common Share and each Preferred Share is entitled to one vote on each of the matters properly presented at the Annual Meeting. Only Shareholders of record on the Record Date will be entitled to vote at the Annual Meeting. Under the Company's Articles of Incorporation, cumulative voting in the election of directors is not permitted. Assuming a quorum is present, directors will be elected by the plurality of votes cast at the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following tables set forth certain information regarding the beneficial ownership of the Company's voting securities as of May 21, 1998, by each shareholder who is known by the Company to own more than five percent of each class outstanding. The following is based solely on statements filed with the Securities and Exchange Commission and other information the Company believes to be reliable. None of the Company's executive officers or directors owns any of the Company's equity securities.


                                  Number of     Percent of    Number of     Percent of    Percent of
     Name and Address of           Common         Common      Preferred     Preferred       Voting
       Beneficial Owner            Shares         Shares        Shares        Shares        Shares
     -------------------          ---------     ----------    ---------     ----------    ----------
MFC Bancorp Ltd.                  7,711,860       71.2%       60,000(1)       100.0%       71.3%(1)
6 Rue Charles-Bonnet
1206 Geneva, Switzerland


(1) Includes 60,000 Preferred Shares over which MFC Bancorp Ltd. ("MFC") shares voting and dispositive power with Drummond Financial Corporation ("Drummond"). MFC beneficially owns 76.0% of the outstanding voting securities of Drummond Financial Corp. ("Drummond"), comprised of shares of Common Stock of Drummond as to which MFC shares voting and dispositive power with its wholly-owned subsidiary, Ballinger Corporation, and all of Drummond's Series 1, Preferred Stock.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

        Pursuant to resolutions of the Board of Directors under authority granted by the Company's Articles of Incorporation, the number of directors of the Company is established at five, although presently there are only three directors. No nominees have been named to fill vacant director positions. The votes of a plurality of the Shares present in person or by Proxy at the Annual Meeting are required to elect the directors.

        The Board of Directors is divided into three classes. Initially, Class I Directors are elected for one year, Class II Directors are elected for two years and Class III Directors are elected for three years. Successors to the class of directors whose term expires at any annual meeting shall be elected for three-year terms. The nominee for director, Mr. Smith, is a member of Class I, and is to be elected to the Board of Directors for a three-year term to serve until the annual meeting of shareholders in 2002, or until his successor is elected and qualified. Mr. Smith currently serves as a director. The terms of the remaining directors do not expire at this Annual Meeting.

        Mr. Smith has indicated that he is willing and able to serve as a director. If he becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors. Proxies received by the Company on which no designation is made will be voted FOR the nominee.

DIRECTORS

        The following table sets forth information regarding each nominee for election as a director and each director whose term of office will continue after the Annual Meeting.


                                                                        Expiration of
Name                  Current Position with the Company          Age    Term as a Director
----                  ---------------------------------          ---    ------------------
Michael J. Smith      Chairman, President, Chief Financial
                      Officer and Director                       51            1999
Leonard Petersen      Director                                   45            2001
Roland Waldvogel      Director                                   33            2000


        Michael J. Smith became President and Chairman of the Company during 1996 and has served as Chief Financial Officer and a director since January 1994. From that date until 1996, he was Executive Vice President of the Company. Mr. Smith was Chief Financial Officer of Mercer International Inc. from May 1988 until 1996. He is President, Chief Executive Officer and a director of MFC. Mr. Smith is Chief Executive Officer, Chief Financial Officer and a director of Drummond and of ICHOR Corporation.

        Leonard Petersen has been a director of the Company since January 1994. Since 1990, he has served as a director and a senior officer of Pemcorp Management, Inc. He was a chartered accountant with Davidson & Company from 1987 to 1990. Mr. Petersen is a director of ICHOR Corporation.

        Roland Waldvogel has been a director of the Company since January 1994. He is a Swiss resident who is an independent trust officer in Switzerland. He was formerly with Fidinam Trust Company, Zurich, Switzerland.

        During the fiscal year ended December 31, 1998, the Board held no meetings but acted by unanimous written consent on one occasion.

COMMITTEES OF THE BOARD

        The Company has established a Compensation Committee. The members of the Compensation Committee are Mr. Petersen and Mr. Waldvogel. The Compensation Committee did not meet during 1998.

        The Company does not have an Audit Committee or a Nominating Committee.

EXECUTIVE COMPENSATION

        The following table sets forth information on the annual compensation for each of the Company's last three fiscal years of the Company's Chief Executive Officer. None of the Company's executive officers received aggregate annual remuneration from the Company in excess of $100,000 during the fiscal year ended December 31, 1998.


                                                                            Long-Term
                             Annual Compensation                           Compensation
                             -------------------                          --------------
                                                                            Securities
  Name and Principal                                    Other Annual        Underlying        All Other
       Position         Year     Salary($)  Bonus($)   Compensation($)    Options/SARs(#)  Compensation($)
       --------         ----     ---------  --------   ---------------    ---------------  ---------------
Michael J. Smith        1998     $50,000      0             0                   0                0
Chief Executive         1997     $50,000      0             0                   0                0
Officer                 1996     $50,000      0             0               230,000(1)           0

------------------

(1) Cancelled in December 1996 by agreement between Mr. Smith and the Company.

EMPLOYMENT AGREEMENT

        Mr. Smith has entered into an employment agreement with the Company dated as of June 23, 1994. The agreement generally provides, subject to certain termination provisions, for continued employment of Mr. Smith for a period of 36 months with automatic one-month renewals, so that the contract at all times has a remaining term of 36 months. The agreement provides for a base salary and other compensation as determined by the board of directors. The agreement contains change-in-control provisions pursuant to which, if a change in control (as defined in the agreement) occurs, Mr. Smith may only be discharged for cause. In the event Mr. Smith is terminated without cause or resigns for good reason (as defined in the agreement) within eighteen months of the change in control, he shall be entitled to a severance payment of three times his annual salary under the agreement and all unvested rights in any stock option or other benefit plans shall vest in full. If Mr. Smith is terminated without cause or resigns for good reason after eighteen months of the change in control, he shall be entitled to a severance payment of a proportionate amount based on the length of time remaining in the term of the agreement of three times his annual salary under the agreement and all unvested rights in any stock option or other benefit plans shall vest in full. In addition, Mr. Smith will continue to receive equivalent benefits as were provided at the date of termination for the remaining term of the agreement.

STOCK OPTIONS

        No stock options were granted to Mr. Smith during 1998.

COMPENSATION OF DIRECTORS

        The directors do not receive cash compensation for service as a director. The Company reimburses the directors and officers for their expenses incurred in connection with their duties as directors and officers of the Company.

        The following Report of the Directors on Executive Compensation and the Performance Graph included in this Proxy Statement shall not be deemed to be incorporated by reference by any general statement incorporating for reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Acts.

REPORT OF THE DIRECTORS ON EXECUTIVE COMPENSATION

        The Company is actively marketing certain of its real estate assets and redeploying others to finance the acquisition of controlling interests in operating businesses. In this phase of identifying and evaluating acquisition candidates, the Board of Directors believes that an adjustment in Mr. Smith's compensation is unwarranted. Accordingly, the Board of Directors maintained Mr. Smith's 1998 compensation at the level specified in his employment agreement.

    /s/ Michael J. Smith     /s/ Leonard Petersen      /s/ Roland Waldvogel

PERFORMANCE GRAPH

        The information set forth in the table below and the graph on the following page compares the value of the Common Shares to the Nasdaq Market Index and to the MG Industry Group Index for Real Estate Investment Trusts prepared by Media General Financial Services. Each of the total cumulative returns presented assumes a $100 investment on July 17, 1995, the date on which the Company's Common Shares began trading publicly, and reinvestment of dividends.


                                                       Fiscal Year Ending December 31
Company Name                                -------------------------------------------------
or Index                  July 17, 1995     1995            1996            1997         1998
------------              -------------     ----            ----            ----         ----
Logan International Corp.   100.00          14.29           14.29           16.07        8.93

Nasdaq Market Index         100.00         102.74          127.67          156.17      220.26

MG Group Index              100.00         107.97          144.35          170.08      142.48

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In 1996, the Company sold the shares of a subsidiary of the Company that had as its only asset a parcel of real estate. The property had environmental problems that made it difficult to develop or sell. The Company agreed to share the proceeds of sale equally with MFC, because MFC facilitated the sale to a foreign purchaser. The sale resulted in a $417,000 profit to the Company. The Company received $1,250,000 of the purchaser's $1,752,000 cash downpayment. The balance of the $3,340,000 purchase price is due in September 1999. Mr. Smith is the President, Chief Executive Officer and a Director of MFC.

        At December 31, 1998, the Company owed MFC $4,900,000 for the purchase of 500,000 shares of MFC common stock and certain intercompany advances. This indebtedness is secured by all of the Company's personal property. MFC continues to provide management services to the Company but has not charged the Company for them since 1996.

        During 1998, the Company purchased 500,000 shares of common stock of MFC $9.66 per share for a total price of $4,830,000. The price paid by the Company was the market price for MFC shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.

        Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") requires that the Company's officers and directors, and any beneficial owner of more than 10% of the outstanding Common Shares file reports of ownership and changes of ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and beneficial owners of more than 10% of the outstanding Common Shares are required by SEC regulation to furnish the Company with copies of all such reports they file.

        Based solely on the review of the copies of such reports received by the Company, and on written representations by the Company's officers and directors regarding their compliance with the applicable reporting requirements under
Section 16(a) of the Exchange Act, the Company believes that, with respect to its fiscal year ended December 31, 1998, all of its officers and directors filed all required reports under Section 16(a) in a timely manner.


                                   PROPOSAL 2

                     AMENDMENT TO THE COMPANY'S ARTICLES OF
                INCORPORATION TO EFFECT A ONE FOR THREE REVERSE
                    STOCK SPLIT OF THE COMPANY'S COMMON STOCK

        The Board of Directors of the Company has adopted a resolution approving a proposal to amend the Company's Articles of Incorporation to effect a reverse stock split. In the reverse stock split, each three shares of the Company's Common Stock will automatically be converted into one share, without any further action on the part of the shareholders. Any fractional shares will be rounded-up to the nearest whole share. The approval of a majority of the outstanding Common Stock and a majority of the outstanding Preferred Stock is required for approval.

        The Board of Directors is presently evaluating various methods for shareholders to realize the value of the Company. The Board is considering whether to sell the Company, merge with another company or acquire additional assets. The Board believes that decreasing the number of outstanding shares of common stock will facilitate certain of these strategies. In addition to decreasing the number of outstanding shares, the reverse stock should have the effect of increasing the per share value of each share of Common Stock. No assurance can be given, however, that the value of a shareholder's holdings in the Company will be equal to or more than the value prior to the reverse stock split. In addition, the reverse stock split may cause some shareholders to hold odd-lots of stock, which may be more expensive or difficult to sell than round lots.

        Consummation of the reverse stock split will not change the number of shares of authorized by the Company's Articles of Incorporation or the par value of each share of Common Stock. The reverse stock split will become effective as of 5:00 p.m. Seattle time on the date the amendment to the Articles of Incorporation is filed with the Washington Secretary of State. Shareholders have no dissenters' rights with respect to the reverse stock split.

        As soon as practicable after the effective date, CIBC Mellon Trust Company (the "Transfer Agent") will mail a letter of transmittal to each holder of record of the Common Stock on the effective date. The letter of transmittal will contain instructions for the surrender of the certificates representing Common Stock to the Transfer Agent in exchange for new certificates representing the number of shares of Common Stock into which the Common Stock has been converted as a result of the reverse stock split. No new certificates will be issued to a shareholder until he or she has surrendered his or her outstanding certificates, together with the letter of transmittal to the Transfer Agent. Shareholders will not be required to pay a transfer or other fee in connection with the exchange of certificates. Shareholders should not submit any certificates to the Transfer Agent until requested to do so.

        The reverse stock split will effect all outstanding options and warrants. Under the terms of those agreements, the number of options will be decreased and the exercise price will be increased, so that the aggregate consideration received by the Company upon exercise will remain the same.

        The following discussion of the material federal income tax consequences of the reverse stock split is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury regulations, judicial authority and current administrative rulings and practices all as in effect on the date of this Proxy Statement. The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the reverse stock split. This discussion is for the general information of shareholders and each shareholder is urged to consult his or her own tax advisor to determine the particular consequences to such shareholder.

        The Company should not recognize any material gain or loss from the reverse stock split, and no material gain or loss should be recognized by a shareholder. The aggregate tax basis of the shares of Common Stock held by a shareholder after the reverse stock split will equal such shareholder's aggregate tax basis prior to the reverse stock split and generally will be allocated among the shares of Common Stock held following the reverse stock split on a pro rata basis.


                      INDEPENDENT ACCOUNTANTS AND AUDITORS

        Peterson Sullivan P.L.L.C., Certified Public Accountants, has been selected by the Directors to examine the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 1999. Peterson Sullivan P.L.L.C. have examined the consolidated financial statements of the Company and its subsidiaries each year since its inception. Representatives of Peterson Sullivan P.L.L.C. are not expected to be present at the Annual Meeting.

                          FUTURE SHAREHOLDER PROPOSALS

        Any proposal that a Shareholder intends to present at the next Annual Meeting of Shareholders must be received by the Company on or before February 14, 2000.

                                  OTHER MATTERS

        The directors know of no matter other than those mentioned in the Proxy Statement to be brought before the meeting. If other matters properly come before the meeting, it is the intention of the Proxy holders to vote the Proxies in accordance with their judgment. If there are insufficient votes to approve any of the proposals contained herein, the Directors may adjourn the meeting to a later date and solicit additional Proxies. If a vote is required to approve such adjournment, the Proxies will be voted in favor of such adjournment.

        A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST DIRECTED TO SHAREHOLDERS INFORMATION, LOGAN INTERNATIONAL CORP., SUITE 1250, 400 BURRARD STREET, VANCOUVER, BRITISH COLUMBIA, CANADA V6C 3A6.

        By order of the Board of Directors.



        DATE: June 9, 1999.

                                      PROXY

                            LOGAN INTERNATIONAL CORP.
                                 6 Cours de Rive
                            1211 Geneva, Switzerland

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LOGAN INTERNATIONAL CORP.

        The undersigned hereby appoints Michael J. Smith and Rene Randall and each of them, as proxies, each with the power of substitution to represent and to vote as designated below, all the shares of common stock and all of the shares of preferred stock, Series B, of Logan International Inc. held of record by the undersigned on May 21, 1999, at the Annual Meeting of Shareholders to be held on July 14, 1999, or any adjournment thereof.

        1.      ELECTION OF DIRECTORS

        FOR the nominee listed                    WITHHOLD AUTHORITY
        below (except as marked                   to vote for the nominee
        to the contrary below)   [ ]         listed below               [ ]

        (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

                   Michael J. Smith (Term will expire in 2002)

        2. AMENDMENT TO THE ARTICLES OF INCORPORATION TO EFFECT A ONE FOR THREE REVERSE STOCK SPLIT

                FOR [ ]    AGAINST [ ]    ABSTAIN [ ]

        3. In their discretion, the Proxy holders are authorized to vote upon such other business as may properly come before the meeting.

        This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

        Please sign exactly as name appears on your share certificates. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


DATED:                , 1999
      ----------------                 ------------------------------------
                                       Signature

                                       ------------------------------------
                                       Print Name


                                       ------------------------------------
                                       Signature, if jointly held


                                       ------------------------------------
                                       Print Name

Please mark, sign, date and return this Proxy promptly using the enclosed envelope.